CONFIDENTIAL TREATMENT REQUESTED BY
STILLWATER MINING COMPANY
Exhibit 10.2
Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information marked “[***]” in this Exhibit has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

MASTER GOODS AND SERVICES AGREEMENT
This MASTER GOODS AND SERVICES AGREEMENT (including any exhibits hereto, this “Agreement”) is made effective as of the 1st day of July 2014 (the “Effective Date”), by and between JOHNSON MATTHEY INC., a Pennsylvania corporation (“JM”), and STILLWATER MINING COMPANY, a Delaware corporation (“SMC”).
WITNESSETH:
WHEREAS, SMC and JM have a longstanding relationship whereby JM has performed refining services for SMC and SMC has supplied precious metals to JM;
WHEREAS, of even date herewith, SMC and JM have entered into a Precious Metals Supply Agreement, attached hereto and incorporated herein as Exhibit E (the “Supply Agreement”); and
WHEREAS, SMC and JM desire to strengthen the above relationships, including by (i) the provision of market analysis information by JM to SMC, (ii) the referral of smelting business by JM to SMC; and (iii) the technical collaboration of the Parties to streamline sampling and assay procedures and work on other refining issues of mutual interest.
NOW THEREFORE, for and in consideration of the premises and of the several and mutual agreements herein contained, the value and sufficiency of which being hereby acknowledged, the Parties agree as follows:
1.DEFINITIONS.
Throughout this Agreement, the following terms shall mean:
1.1.    Agreed Content means the concentration of a metal found in the Filter Cake as determined in accordance with Section 12 hereof and on which the return of metals by JM to SMC and the payment of treatment, refining and assaying charges by SMC to JM shall be based, subject to adjustment, if any, in the event the Final Assay differs from such amount.
1.2.    Available Monthly Production means the actual amount of mined metal produced from the Mines during anyone calendar month.

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1.3.    Business Day or Business Days means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a Day on which banking institutions in the United States are authorized or obligated by law or executive order to close.
1.4.    Date of Delivery means the date the Filter Cake is received by JM as acknowledged in accordance with Section 6.3 hereof.
1.5.    Day or Days means a calendar day or days.
1.6.    Facility means JM’s facilities capable of treating and refining Filter Cake located at 2001 Nolte Drive, West Deptford, New Jersey.
1.7.    Filter Cake means materials produced by SMC from the Mines and Secondary Material, in each case containing principally platinum, palladium and rhodium and generally having the composition as described in Section 5.1 hereof.
1.8.    Final Assay means the final determination of the concentration of metals found in the Filter Cake as determined in accordance with Section 12 hereof and on which a final accounting of the return of metals by JM to SMC and the payment of treatment, refining and assaying charges by SMC to JM shall be based.
1.9.    Force Majeure Event has the meaning set forth in Section 14.1.
1.10.    g means gram, i.e., 0.001 kg.
1.11.    hereof, herein, hereto, hereunder refers to this Agreement as a whole and not solely to a particular subdivision thereof in which the same appear.
1.12.    kg means kilogram, i.e., 1,000 g, or 32.15074 troy ounces.
1.13.    Lot means a quantity of Filter Cake delivered to JM in one shipment or approximately [***] pounds or such other Lot size as the Parties may agree pursuant to Section 9.4.
1.14.    Mines means SMC's Stillwater Mine located in Nye, Montana, and the East Boulder Mine, located 32 miles southeast of Big Timber, Montana.
1.15.    oz or ounce means troy ounce, i.e., 31.1035 grams.
1.16.    Party or Parties means JM and SMC, individually or collectively as the context implies, and the successors and assigns of any Party which shall have become a Party hereto in accordance with the terms hereof.
1.17.    Refining Charges means the charges per returnable ounce for JM to treat, refine and assay the Filter Cake and the contained metals therein under this Agreement.

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1.18.    Return Date means the date on which JM shall make available to SMC Returnable Metals to SMC in accordance with Section 10.3.
1.19.    Returnable Metals means the metals contained in the Filter Cake to be refined and returned to SMC's account by JM in the quantities, at the purity levels and otherwise as required by Section 10 hereof.
1.20.    Secondary Material means any material containing platinum group metals (collectively, platinum, palladium and rhodium) and/or other precious metals that SMC processes.
1.21.    Shipment Assay means the determination of the concentrations of metals in the Filter Cake made by SMC prior to shipment of the Filter Cake to the Facility.
1.22.    SMC Account means the account for Returnable Metals established with JM in accordance with Section 10.4 hereof.
1.23.    SMC Purchaser means any third Party purchaser of SMC’s production.
1.24.    Toll Material means Secondary Material received from a third Party pursuant to a tolling arrangement or agreement that requires SMC to process the material and to return the material after such processing.
1.25.    US$ means United States dollars, the lawful currency of the United States of America.

2.	DELIVERY OF FILTER CAKE; REFINING; RETURN OF METALS; SECONDARY MATERIALS
2.1.    Delivery of Filter Cake
SMC shall deliver to JM Filter Cake in the quantities and with the composition set forth in and otherwise in accordance with, the terms and conditions of this Agreement.
2.2.    Refining of Filter Cake; Return of Metals
Pursuant to the terms and conditions of this Agreement, JM shall take delivery of the Filter Cake provided by SMC under this Agreement, and shall treat and refine the Filter Cake and either (i) credit Returnable Metals to the SMC Account or to a pool account established by SMC elsewhere, or (ii) physically deliver the Returnable Metals on behalf of SMC pursuant to written instructions from SMC and in accordance with Section 10.2 hereof, or (iii) purchase such Returnable Metals pursuant to Section 10.6 hereof.
2.3.    Warranties of SMC
SMC declares and warrants to JM that the execution and delivery of this Agreement by SMC does not conflict with the laws of the United States or with any applicable laws and regulations,

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and that SMC has the absolute right and authority to enter into and to perform this Agreement in accordance with the terms and conditions hereof.
2.4.    Warranties of JM
JM declares and warrants to SMC that the execution and delivery of this Agreement by JM does not conflict with the laws of the United States or with any applicable laws and regulations, and that JM has the absolute right and authority to enter into and to perform this Agreement in accordance with the terms and conditions hereof.
2.5.    Toll-Smelting Opportunities
JM offers SMC favored nation status during the term of this Agreement and will in good faith endeavor to refer to SMC Secondary Material that requires smelting as a step in the refining process. The Parties acknowledge that the foregoing is part of an overall goal of growing the third party material smelting/refining business for the benefit of both SMC and JM. The Parties will agree sampling and assaying procedures for this Secondary Material, including by the adaptation of any streamlined procedures agreed pursuant to Section 9.4 below or Section 12.6 below. The type of Secondary Material preferred by SMC is automobile catalytic converters; other types of Secondary Material toll smelting opportunities will be discussed on a case-by-case basis.
The minimum amounts of Secondary Material that JM will endeavor to refer to SMC for toll smelting annually are as follows; provided that SMC returns the smelted material to JM to complete the refining process:
2014 - [***]
2015 - [***]
2016 - [***]
2017 - [***]
2018 - [***]

For any year during the term of this Agreement in which SMC fails to secure [***] tons of Secondary Materials smelting opportunities, the cash payment under Section 5.4 below shall be increased to $[***].
2.6.    Pursuant to the overall goal of growing the Secondary Materials smelting/refining business for the benefit of both SMC and JM, JM and SMC will explore opportunities, including the following:
i) SMC as backup to the Johnson Matthey facility in Brimsdown, UK. If Brimsdown's lower grade feed is suitable for SMC, overflow can be diverted to SMC;
ii) Slag from JM furnaces at a value of $[***]/ ton. Logistics are a hurdle to work through, as is the presence of insoluble Iridium and Ruthenium, which must be returned to JM;

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iii) Leveraging JM' s strong relationship with its network of suppliers and partners; and
iv) Discussion of additional markets not currently serviced by SMC and JM.

Opportunities must make best use of SMC's smelter and JM's network of suppliers, partners and refineries. The Parties agree to meet quarterly to discuss these opportunities. The frequency of these meetings can be changed upon agreement of both parties.
3.    TERMS, TERMINATION AND EXTENSION
3.1.    Term
This Agreement will remain in force and effective from 1st January 2014 through 31st December 2018, unless extended or terminated by written agreement of the Parties or according to the provisions of this Agreement.

3.2.    Early Termination
Either Party may terminate this Agreement by notifying the other Party in writing at least thirty (30) Days in advance of the date of such termination, without payment of any penalty or other amounts except payment of charges due in accordance with Section 11 for processing already performed and/or under Section 10.6 for metals already supplied, under the following circumstances:
3.2.1.    Force Majeure. A condition or conditions of force majeure continue for the applicable periods set forth in Section 14.2 hereof; or
3.2.2.    Change in Law. An order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any governmental or regulatory authority or instrumentality or court of competent jurisdiction that imposes a new tax or charge on the transactions contemplated by this Agreement or otherwise materially adversely affects the transactions contemplated by this Agreement, the market conditions thereof or the economic benefits to SMC thereof; or
3.2.3.    Default by JM. JM commits a JM Event of Default as specified in Section 13.2 hereof.
3.3.    Notwithstanding the foregoing, SMC, in its sole discretion, may terminate this Agreement after four (4) years, in which event SMC shall pay liquidated damages to JM in the amount of $[***] per troy ounce of Returnable Metals, the amount being calculated as the average of the Returnable Metals refined by JM under this Agreement in years 3 and 4.
3.4.    Termination of this Agreement does not terminate the Supply Agreement, which may be terminated only in accordance with its terms. For the avoidance of doubt, termination of

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this Agreement also terminates JM’s obligations to make the payments referred to in Section 2.5 above and Section 5.4 below.
4.    QUANTITIES
SMC shall ship to JM under this Agreement, and JM will treat, Filter Cake in quantities that shall be an amount of Filter Cake which represents from the period of 1st July 2014 through the remainder of the term of this Agreement, one hundred percent (100%) of: (a) total Available Monthly Production of Filter Cake from the Mines and (b) Filter Cake produced by SMC from its processing of Secondary Material.
5.    QUALITY AND TECHNICAL COLLABORATION
5.1.    Historical Average Quality of Filter Cake and Minimum Requirements
The average composition of Filter Cake produced by SMC in 2013/2014 is set forth below. The Parties acknowledge and agree that the composition of the Filter Cake delivered to JM will vary based on the percentage of Secondary Material contained in the Filter Cake.
2013/2014 Average Composition of Filter Cake

Item	Component	Average%

1.	Pt	[***]
2.	Pd	[***]
3.	Rh	[***]
4.	Au	[***]
5.	Ag	[***]
6.	Co	[***]
7.	Cu	[***]
8.	Fe	[***]
9.	Ni	[***]
10.	S	[***]
11.	Pb	[***]
12.	As	[***]
13.	Si	[***]
14.	Se	[***]
15.	Te	[***]

5.2.    Standard Charges; Alternative Charges
The Lots shipped by SMC to JM for refining hereunder shall be subject to the treatment, refining, and assaying charges listed in Exhibit C under the heading "Standard Charges for Treatment, Refining and Assaying" (the "Standard Charges"); provided, however, that in the

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event the assay of the combined palladium and platinum content of any Lot shipped by SMC to JM is less than [***], both Parties reserve the rights to discuss terms for these lots of material.
5.3.    Material Changes in Filter Cake Composition
It is understood and agreed that the Filter Cake shall not contain any hazardous or toxic materials, nor shall it contain any other impurities the solubility of which will materially negatively impact the refining process, and in either case JM shall have the absolute right to refuse to accept that particular Filter Cake for refining or (at the sole option of JM) ask SMC to agree to different financial terms for this Agreement as they relate to the Filter Cake containing such materials or impurities. ANY AND ALL DIRECT COSTS AND LIABILITIES ARISING OUT OF OR RELATED TO THE FAILURE OF SMC TO DELIVER FILTER CAKE WITHOUT SUCH MATERIALS AND IMPURITIES AS REQUIRED IN THE PRECEDING SENTENCE SHALL BE THE SOLE AND ABSOLUTE RESPONSIBILITY OF SMC.
5.4.    Technical Collaboration
In addition to the efforts described in Section 9.4 below and Section 12.6 below, during the term of this Agreement the Parties for their mutual benefit will also explore ways to collaborate to increase the precious metal concentration of the Filter Cake, with a focus on base metal removal, and will technically evaluate [***], as well as collaborate on any other areas of mutual interest as mutually agreed. Within six (6) months after the Effective Date, the Parties will each nominate technical representatives who will meet (which may be telephonically) to discuss collaboration and/or evaluation topics of mutual interest. The Parties acknowledge and agree that no technology developed in the collaboration will be implemented without mutual agreement.
The terms and conditions governing the technical collaboration, including under Sections 9.4 and 12.6 below, shall be mutually agreed in good faith. Ownership of intellectual property (“IP”) arising from the collaboration shall be with the Party creating the arising IP and, if jointly created, the arising IP shall be jointly owned, provided, for the avoidance of doubt, that neither Party is granted any license to the other Party's background IP except as may be otherwise mutually agreed in writing. SMC and JM agree to cooperate in executing such documents and other papers in a timely manner that are necessary to permit the filing and prosecution of any patent applications and/or copyright registrations covering any arising IP from the collaboration. Where SMC and JM agree that patent application(s) should be filed claiming jointly-owned arising IP, the parties shall jointly file, prosecute, issue and maintain patent applications and patents for the countries where it is agreed that applications should be filed and shall equally share all outside legal fees and expenses associated with the filing, prosecution and issuance of such patent applications and the maintenance of such applications and any resulting patents. Each Party shall be solely responsible for any in house expenditures that it incurs in the filing, prosecution, issuance and maintenance of such applications and resulting patents.
In connection with the above evaluation and/or technical collaboration, JM will make an annual payment of $[***] in arrears to SMC over the initial five (5) year term of this Agreement.

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Except for the foregoing and except to the extent otherwise agreed as reflected in an executed joint development agreement, each Party will bear its own costs of any evaluation or technical collaboration.
6.    SHIPMENT AND DELIVERY; RECEIPT
6.1.    Shipment to JM
Shipment shall be made at a regular rate during the term of this Agreement. The Filter Cake will be shipped in Lots sealed in pails. No more than eight (8) Lots may be shipped by SMC to JM at a time without the prior verbal or written consent of JM.
6.2.    Delivery to JM
SMC shall pay all costs to deliver the Filter Cake to the Facility, at which time possession of the Filter Cake shall transfer to JM in accordance with Section 6.3.
6.3.    Receipt by JM
JM shall promptly notify SMC in writing when it has received Filter Cake at the Facility. Acknowledgment by JM of delivery, on carrier's receipt, will not constitute agreement as to description, weight or composition of the Filter Cake received.
7.    RISK OF LOSS
All risk of loss or damage to the Filter Cake and contained metals from all causes shall be assumed by the Party in possession of such Filter Cake and/or Returnable Metals. Risk of loss of the Filter Cake and Returnable Metals shall pass to JM upon receipt and acceptance of the Filter Cake by JM. Risk of loss shall remain with JM as to any and all Returnable Metals which have been credited to the SMC Account established in Section 10.4 hereof until such time as such Returnable Metals have been transferred at the written direction of SMC. Risk of loss shall pass to SMC (i) as to any and all Returnable Metals credited to a pool account established by SMC elsewhere (other than the SMC Account), once such account has been credited; and (ii) as to any and all Returnable Metals physically delivered to a destination designated by SMC, once the Returnable Metals leave the Facility.
8.    INSURANCE
JM shall acquire and maintain adequate insurance to cover 100% of the value of the Filter Cake and Returnable Metals while in JM's possession and while JM bears the risk of loss. JM shall furnish proof of such insurance (i) annually on the anniversary date of this Agreement and (ii) within five (5) Business Days of a request from SMC for proof of insurance.
9.    WEIGHING; SAMPLING; MOISTURE
9.1.    Procedures

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SMC shall provide JM with at least five (5) Business Days written or verbal notice of the estimated date on which Lot or Lots of Filter Cake will be delivered to the Facility. Except as provided in Section 9.4, weighing, sampling and moisture determinations as to each Lot shall be conducted at the Facility by JM within 48 hours of receipt by JM of the Filter Cake in accordance with the procedures set forth in Exhibit A attached hereto and by this reference incorporated herein. JM shall provide to SMC and retain for itself samples pursuant to the procedures set forth in Exhibit A. JM shall treat the Filter Cake in compliance with the procedures set forth in Exhibit A.
9.2.    SMC Representative
SMC shall be entitled to be represented at weighing, sampling and moisture determinations, at its own cost, by a supervising company whose nomination shall be subject to JM's approval, which approval shall not be unreasonably withheld. A list of representatives approved by JM as of the date hereof is attached hereto as Exhibit B. SMC's designated representative with respect to a particular Lot or Lots shall not be selected to act as an umpire for the assays from such Lot or Lots in accordance with Section 12.4 hereof. SMC shall nominate any such representative by providing written notice to JM which indicates the name of the representative and the particular Lot or Lots which it is supervising on behalf of SMC. Except as provided in Section 9.4, weighing, sampling and moisture determinations as to each Lot for which SMC has nominated a representative shall be conducted at the Facility by JM of the Filter Cake. If no representative has been so nominated by SMC or such representative is not present on the date and at the time for weighing, sampling and moisture determination as provided in Section 9.1, then SMC shall not be represented for that particular Lot or Lots.
9.3.    Separate Treatment of Lots
Each Lot shall be considered complete and separate for all accounting purposes under this Agreement.
9.4.    Alternative Procedures
Weighing, sampling and moisture determinations as to each Lot shall be conducted by JM in accordance with Section 9.1, except that SMC and JM may agree in writing to certain alternative procedures to be followed for such weighing, sampling and moisture determinations as to each Lot, which alternative procedures shall be thereafter implemented for Lots delivered under this Agreement and Exhibit A shall be revised accordingly. Notwithstanding the timelines for collaboration under Section 5.4 above, within thirty (30) days after the Effective Date, the Parties will name their respective representatives who will meet (which may be telephonically) to discuss the process for determining and implementing such alternative procedures, including alternative assay procedures under Section 12.6 below. The parties will endeavor in good faith to define and implement mutually agreed alternative procedures by July 1, 2015.
10.    RETURNABLE METALS
10.1.    Percentage of Metal Returns; Purity

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10.1.1.    Standard Form. JM shall return to SMC, in accordance with this Agreement, the respective percentages of platinum, palladium and rhodium in the Filter Cake in the form of sponge, and of gold and silver in the Filter Cake in the form of grain, in each case conforming to the respective percentages of minimum purity as set forth in Exhibit C.
10.1.2.    Ingot Form. SMC may direct JM to provide palladium and platinum in the form of ingot by providing JM with seven (7) Business Days prior notice. Ingot shall be manufactured by JM at an additional fee of $[***] per ounce of palladium or platinum shipped F.O.B. Facility, for the credit of SMC's account.
10.1.3.    Other Forms. SMC may, upon the written consent of JM, direct JM to provide Returnable Metals in other forms, such as solution, with the same respective minimum purity levels as set forth in Exhibit C, provided that in each such case, JM and SMC shall have agreed on an additional fee for providing the metal in such other form and the time for return of the metal.
10.2.    Return of Metals
JM shall credit the Returnable Metals to the SMC Account and, except as to Returnable Metals that JM subsequently purchases, the remainder of the Returnable Metals shall remain in the SMC Account or be credited to a pool account established by SMC elsewhere or physically delivered on behalf of SMC to a destination designated by SMC in writing, within the time periods set forth in Section 10.3. If SMC wants Returnable Metals not purchased by JM credited to a pool account other than the SMC Account or physically shipped on the Return Date (or any subsequent date as designated by SMC), SMC must notify JM at least three (3) Business Days in advance of the Return Date. Returnable Metals requiring physical delivery shall be F.O.B. the Facility. The return of metals shall be based on the Agreed Content, provided that in the event the Final Assay differs from the Agreed Content, an adjustment will be made to the SMC Account to credit the SMC Account in the event the Final Assay is greater than the Agreed Content or to debit the SMC Account in the event the Final Assay is less than the Agreed Content.
10.3.    Time for Return of the Metals -Return Date
For all Lots with respect to which Standard Charges apply, palladium, platinum, gold, silver and rhodium shall be made physically available for shipment by JM for SMC or credited to the SMC Account or pool account established elsewhere no later than the number of Days set Forth in Exhibit C after the later of: (i) receipt by JM of the Filter Cake containing such metal in accordance with Section 6.3 hereof; or (ii) in the event the non-sampling Party has notified the sampling Party of its nomination of a representative as provided by Section 9.2, the date that is one Business Day following receipt by JM of the Filter Cake.
10.4.    SMC Account
In order to establish proper accounting for the Returnable Metals due to SMC under this Agreement, JM has established a precious metal account in the name of SMC (the “SMC

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Account”), which will reflect the accurate amounts of each element of Returnable Metal so held by JM, subject to the further orders of SMC. Returnable Metals within the SMC Account shall be held by JM in New Jersey. JM shall store, safeguard and insure all precious metals accounted for in the SMC Account, at no charge to SMC. SMC may require physical delivery of Returnable Metals held in the SMC Account, or it may draw upon the SMC Account to transfer to other third party accounts upon written direction to JM.
10.5.    Warranties of JM Regarding Purity
JM warrants that Returnable Metals refined on behalf of SMC according to the terms of this Agreement shall have the following minimum levels of purity:
Platinum        [***]%
Palladium         [***]%
Rhodium         [***]%
Gold             [***]%
Silver             [***]%

THE FOREGOING WARRANTY IS MADE SOLELY TO SMC AND IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, ARISING BY LAW OR CUSTOM INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. JM's liability for violation of the warranty of purity, if any, is limited to the replacement by JM within three (3) Business Days after return to JM of the nonconforming metal, with like metal fulfilling the minimum specified purity levels above. Claims for rejected, nonconforming metal must be made (i) within seven (7) Days of physical receipt by SMC of such nonconforming metal, with respect to metal physically received by SMC or received for the SMC Account or for the account of SMC elsewhere, or (ii) within seven (7) Days of receipt by SMC of notice from any SMC Purchaser of such nonconforming metal, with respect to metal delivered to any SMC Purchaser. Any claims not made within this time shall be deemed waived.
10.6.    Purchase of Returnable Metals
JM will purchase from SMC Returnable Metals in accordance with the Supply Agreement.
11.    CHARGES
11.1.    Treatment, Refining and Assaying Charges
SMC shall pay to JM the Standard Charges determined in accordance with Section 5.2 and as set forth in Exhibit C, which shall be the total amount due to JM for its treatment, refining and assaying of the Filter Cake and the contained metals therein under this Agreement. Except as set forth in this Section 11.1 and in Section 12.4.5, no other charges shall be paid or payable by SMC to JM under this Agreement without the mutual written agreement of the Parties hereto.
11.2.    Calculation and Payment of Charges

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Treatment, refining and assaying charges shall be calculated based on the ounces of each element of Returnable Metals determined by the Agreed Content to be present in the Filter Cake (and shall apply pro rata to fractional amounts), provided that in the event the Final Assay differs from the Agreed Content, SMC will be billed based on the Agreed Content, and after a final accounting based on the Final Assay has been completed, additional charges will be billed to SMC in the event the Final Assay is greater than the Agreed Content or a credit to be applied to future charges shall be made on SMC's behalf in the event the Final Assay is less than the Agreed Content. JM shall bill SMC on a monthly basis for charges by sending an invoice on the last Business Day of the month to SMC via overnight courier. SMC shall pay to JM the total invoiced amount no later than fourteen (14) Days after receipt by SMC of the invoice from JM.
12.    ASSAYS
12.1.    Assay Procedures
The samples of Filter Cake, by Lot, shall be analyzed by each Party independently to assay the content therein of Returnable Metals.
12.2.    Exchange of Assays
The results of the assays of samples performed as described in Section 12.1 shall be exchanged simultaneously by registered air mail or such other agreed method between SMC and JM on a date to be agreed upon in advance, but in no event later than a date sixty (60) Days after the Date of Delivery of the respective Lot.

12.3.    Splitting Difference in Parties' Assays
In order for the Parties to arrive at the Agreed Content of a Lot by assay exchange, JM’s assay for every precious metal analyzed must fall within the minimum relative percentage variations permitted in Exhibit D hereto (the “Splitting Limits”) from SMC's assay. Therefore, when the assays for each precious metal are within the applicable “Splitting Limit” the Agreed Content with respect to each such precious metal shall be the average (mean) of the assays in question, and the Final Assay shall equal the Agreed Content for the purpose of Section 10.2 and 1l.2. If JM’s assay for a precious metal is not within the “Splitting Limit” of SMC’ s assay for that metal, the Final Assay for that metal shall be determined by the Umpire Assay, as more particularly set forth herein, unless otherwise agreed by both Parties or pursuant to Section 12.6 below.
12.4.    Umpire Assay
12.4.1.    Rotation Among Umpires. In the event that a Party’s matching assay for a precious metal is not within the Splitting Limits as specified in Section 12.3 above, an umpire

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assay shall be made by one of the following umpires, acting in rotation, sampled Lot by sampled Lot:
A.H. Knight International Ltd
Eccleston Grange, Prescot Rd.
GB-W A 10 3BA St. Helens -Merseyside
Great Britain

Inspectorate Griffith Ltd
2 Perry Road, Witham
Essex, CM8 3TU
England, Great Britain

Le Doux & Company
359 Alfred Avenue
Teaneck, NJ 07666

12.4.2.    Agreed Content. In the event this Section 12.4 applies, then for purposes of this Section 12.4 and of Sections 10.2 and 11.2, the Agreed Content shall mean 100% of the lowest results of the assays performed by the Parties pursuant to Section 12.1.
12.4.3.    Umpire Assay Between Parties' Assays. Should the umpire assay fall between the results of the two Parties or coincide with either the arithmetical mean of the umpire assay and the assay of the Party which is nearer to the umpire assay shall be taken as the Final Assay. In the event that the umpire assay is exactly between the assay of the two Parties, the umpire assay shall be taken as the Final Assay.
12.4.4.    Umpire Assay Outside Exchanged Results. Should the umpire assay fall outside the exchanged results, the assay of the Party which is nearer to the umpire assay shall be taken as the Final Assay.
12.4.5.    Cost of Umpire Assay. The cost of the umpire assay shall be borne by the Party whose result is further from the umpire's. However, if the umpire assay is the exact mean of the assays exchanged by the Parties, such cost shall be borne equally by the Parties.
12.4.6.    Replacement of Existing Umpire. Either Party may recommend that an existing umpire be replaced. Any such replacement shall be subject to unanimous agreement of the Parties.
12.5.    Provisional Settlement of Assays
In the event SMC or JM is unprepared to exchange assays in accordance with Section 12.2 prior to the return time set forth in Section 10.3, the Agreed Content of the Lot shall be assumed to be equal to [***] of the Shipment Assay. SMC will be billed in accordance with Section 11.2.
12.6.    Alternate Assay Procedures

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Assaying and settlement procedures shall be consistent with Sections 12.1 through 12.5 provided that SMC and JM may agree in writing to certain alternative procedures to be followed for such assaying and settlement procedures, which alternative procedures shall be thereafter implemented for Lots delivered under this Agreement. The parties will endeavor in good faith to define and implement mutually agreed alternate assay procedures by July 1, 2015.
13.    DEFAULT
13.1.    SMC Event of Default
If SMC shall fail to pay the charges as required by this Agreement (an “SMC Event of Default”) and such SMC Event of Default is not cured within seven (7) Business Days after receipt by SMC of notice thereof, JM shall have the right to (i) retain or sell Returnable Metals for an amount equivalent to the total amount of charges due plus interest for the applicable period, which shall be at the one-month LIBOR rate ruling at the due date of the payment, as published in the Wall Street Journal and (ii) suspend its further performance under this Agreement during the continuance of the SMC Event of Default. Returnable Metals retained or sold by JM under the terms of this Section 13.1 shall be valued or sold at the market price as determined by JM in its reasonable discretion for the applicable metal on the date of retention or sale.
13.2.    JM Event of Default
A “JM Event of Default” shall occur if: (i) JM fails to satisfy the minimum purity levels for Returnable Metals and such failure is not cured in accordance with Section 10.5 (i.e., within three (3) Business Days after return of metals to JM); (ii) JM fails to return metal timely in accordance with Section 10 and such failure is not cured within three (3) Business Days after receipt of notice thereof by JM; (iii) JM is generally not paying its debts as such debts become due, or admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors, there is the appointment of a receiver for JM or any of its assets, the filing by JM of a voluntary petition in bankruptcy or any form of reorganization, the filing of an involuntary petition in bankruptcy against JM which is not dismissed with prejudice within sixty (60) Days of such filing, or the making of an assignment for the benefit of creditors of JM; or (iv) JM fails to satisfy any of its other material obligations hereunder and such failure is not cured within three (3) Business Days after receipt of notice thereof by JM. Upon a JM Event of Default, SMC shall have the right to: (A) suspend its further performance under this Agreement during the continuance of a JM Event of Default; (B) terminate this Agreement as provided in Section 3.2.3, and all future obligations of SMC shall cease and SMC shall retain sole ownership of all Filter Cake and Returnable Metals from Filter Cake received by JM as of such date and not purchased by JM as of such date; and/or (C) pursue any other remedies available to SMC under this Agreement and under applicable laws and legal and equitable remedies.
14.    FORCE MAJEURE
14.1.    Extension of Time

MASTER GOODS AND SERVICES AGREEMENT - 14

If, at any time, either Party is delayed in or prevented from exercising its rights or performing its obligations under this Agreement (other than payment of money), which delays or preventions are caused by any cause beyond the reasonable control of such Party including, without limiting the generality of the foregoing, acts of God, accidents, strikes, insurrections, lockouts or other labor or industrial disturbances, actions of any competent governmental authority or court orders, future orders of any regulatory body having jurisdiction, acts of terrorists, acts of the public enemy, wars (declared or undeclared), riots, sabotage, blockades, embargoes, shortages of or inability to secure fuel, power, contractors, labor, raw materials, railroad or transport facilities, failure of and damage to or destruction of machinery, plant and equipment, earthquakes, tornadoes, snow slides, mudslides, lightning, weather conditions materially preventing or impairing work, fires, storms, floods, washouts and explosions, and any other causes beyond the reasonable control of the Party in question, whether of the kind enumerated herein or otherwise (each, a “Force Majeure Event”), such Party shall not be liable for any such failure or delay by it to perform its obligations hereunder and the period of all such delays or preventions resulting from such causes or any of them shall be excluded in computing and shall extend the term in Section 3.1 of this Agreement for a period of time equal to the lesser of the total duration of all such instances or six (6) months.

14.2.    Notice Required; Option to Terminate
Neither Party's performance shall be excused or extended under this Section 14, unless the Party claiming the Force Majeure Event shall give the other Party prompt notice of the occurrence of such event and the expected duration thereof. The non-claiming Party shall be entitled to terminate this Agreement without further liability upon notice to the other Party in the event that a Force Majeure Event shall continue for more than three (3) consecutive months. If the Force .Majeure Event continues for a period in excess of twelve (12) consecutive months, then either Party may terminate this Agreement, without further liability, by written notice to the other Party; provided, however, that if JM is incurring increased costs as a result of Section 14.3 below, JM shall have the right to terminate this Agreement, without further liability, after nine (9) months.
14.3.    Allocation of Resources
In the event of a claim of a Force Majeure Event by JM, JM shall have an obligation to allocate its available applicable refining services or other resources among all of its customers, including SMC, on a pro rata basis in accordance with its obligations thereto. If JM is required to allocate its resources as provided above, and SMC disputes that it is receiving pro-rata treatment, JM will provide documentation in support of its allocation to an independent third Party, chosen by mutual agreement of the Parties, for verification. If a Force Majeure Event affects the Facility, JM will make reasonable efforts to arrange for the treatment and refining of Filter Cake at facilities in the United Kingdom belonging to the Johnson Matthey Group companies, upon such terms as agreed between the Parties and JM will bear the excess costs of such treatment and refining, if any, over the costs to SMC of treatment and refining by JM hereunder in the absence of such Force Majeure Event. If JM is unable to arrange for such treatment and refining at

MASTER GOODS AND SERVICES AGREEMENT - 15

facilities in the United Kingdom belonging to the Johnson Matthey Group companies, JM will arrange for the treatment and refining of Filter Cake at a third party facility or facilities, and JM will bear the excess costs of such treatment and refining, if any, over the costs to SMC of treatment and refining by JM hereunder in the absence of such Force Majeure Event. In the event of a claim of a Force Majeure Event by SMC, SMC shall have an obligation to allocate any metal among all of its purchasers with whom it has a binding contract to sell metal, including JM, on a pro rata basis in accordance with its obligations thereto.
14.4.    Effects on Parties
Upon receipt of notice from JM of an occurrence of a Force Majeure Event in accordance with Section 14.2, to the extent JM cannot accommodate SMC under Section 14.3 above, SMC shall be immediately entitled to ship Filter Cake to an alternative treatment facility and divert any shipment already in route, and JM will bear the excess costs of such treatment and refining, if any, over the costs to SMC of treatment and refining by JM hereunder in the absence of such Force Majeure Event. JM shall cooperate with SMC as necessary or appropriate to facilitate such diversion and alternative facility treatment and the orderly transition back to JM upon cessation of the Force Majeure Event. If SMC has Toll Material from JM that SMC has begun processing, SMC shall be entitled to ship the resulting Filter Cake to an alternative treatment facility for refining, with the cost of such refining to be borne by JM. If SMC has Toll Material from JM that SMC has not begun processing, SMC shall notify JM, and JM shall have the option of (1) having the Toll Material returned to JM at its own cost or (ii) having SMC ship the resulting Filter Cake to an alternative treatment facility for refining, with the cost of such refining to be borne by JM.
14.5.    Reasonable Best Efforts Required
The Party claiming a Force Majeure Event shall use all reasonable best efforts to eliminate such event in so far as possible with a minimum of delay: provided, however, neither Party shall be required against its will to adjust or settle any labor dispute or strike or to question the validity of any third party claim or to refrain from pursuing its legal or equitable remedies against any third party.
15.    CONFIDENTIALITY
15.1.    Confidentiality
Each Party shall consider all information, documents and other materials provided hereunder (collectively, "Confidential Information") as confidential and proprietary information of the disclosing Party, and the receiving Party agrees to maintain in confidence all such Confidential Information and not to divulge such Confidential Information in whole or in part to any third party and not to make use of such Confidential Information other than in relation to meeting its obligations under this Agreement. This obligation shall not apply to: (i) Confidential Information which at the time of disclosure is in the public domain; or (ii) Confidential Information which, after disclosure, becomes part of the public domain by publication or otherwise, other than by an unauthorized act or omission of the receiving Party; or (iii)

MASTER GOODS AND SERVICES AGREEMENT - 16

Confidential Information which the receiving Party is required by law or at the request of any governmental organization to make public (such disclosure to be done in a manner which maintains confidentiality to the fullest extent permitted by law or regulation and, without limitation of the foregoing. SMC shall make a commercially reasonable effort to seek confidential treatment for the following provisions of this Agreement (a) Time for Return of metals; (b) Percentage of Metal Returns; (c) Purity (including Exhibit C); (d) Charges (including Exhibit C); and (e) Exhibit A); or (iv) Confidential Information which a receiving Party can show by written records was within its possession prior to the time of the disclosure and was not under any obligation of confidentiality; or (v) Confidential Information which the receiving Party rightly receives from a third Party lawfully possessing and lawfully entitled to disclose such Confidential Information.

15.2.    Public Announcement
The Parties agree that all public announcements, press releases, or contacts with national, state or local governmental officials, regarding the existence of this Agreement or the Parties' activities conducted under this Agreement shall only be made with the coordination and prior written agreement of both Parties unless such public announcement, press release, or contact with governmental official, is required by operation of law or is required, or deemed appropriate by a Party, to be reported to a national, state or local governmental agency having jurisdiction over that Party's activities. In the event that a Party is required by operation of law to make a statement with respect to activities conducted under this Agreement, the Party required to make such statement agree to endeavor to advise the other Party of the contents and the associated legal rationale for such statement.

16.    APPLICABLE LAW
The Parties are domiciled in two different states. In order to create greater certainty with respect to their legal rights and obligations under this Agreement, the Parties desire to adopt as the substantive law of this Agreement the law of a state which has highly developed commercial law and precedent and which is not the domicile of either Party. The Parties hereby agree that this Agreement shall be construed in accordance with the laws of the State of New York as though this Agreement were performed in full in the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law's of any jurisdiction other than the State of New York.
17.    LIMITATION OF LIABILITY
NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OF BUSINESS OPPORTUNITY, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, REMOTE OR INDIRECT DAMAGES.

MASTER GOODS AND SERVICES AGREEMENT - 17

18.    MODIFICATIONS
This Agreement may not be changed, waived, discharged, or terminated orally except by an instrument in writing specifically purporting to do so and signed by the Parties hereto.
19.    SUCCESSORS AND ASSIGNS
This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties.
20.    ASSIGNMENT
This Agreement may not be assigned by any Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the consent of the non-assigning Party shall not be required with respect to (a) any assignment by a Party to provide security in connection with any financing, expressly including, by way of example and not limitation, assignments of royalty, overriding royalties or net profits, interests or production payments, or (b) any merger, consolidation or other reorganization or transfer by operation of law or any purchase or sale of substantially all of the assets of one of the Parties. This Agreement is entered into solely for the benefit of the Parties and not for the benefit of any other person or entities. No other persons or entities may enforce it for their benefit nor shall they have any claim or remedy for its breach.
21.    NOTICES
Except as otherwise required in this Agreement, all notices shall be given by facsimile or email and shall be deemed received upon receipt of electronic confirmation of the same.
Notices to JM shall be directed as follows:

Johnson Matthey
2001 Nolte Drive West Deptford, New Jersey 08066
Attn: Refining Product Manager
Telephone: (609) 384-7100
Facsimile: (609) 384-7270 Email:

With a copy to:

Johnson Matthey Inc.
435 Devon Park Drive, Suite 600 Wayne, Pennsylvania 19087
Attn: Robert M. Talley, President-Corporate & General Counsel
Telephone: (61O) 971-313 I
Facsimile: (610) 971-3022
Email:

Notices to SMC shall be directed as follows:

MASTER GOODS AND SERVICES AGREEMENT - 18

Stillwater Mining Company
536 East Pike Avenue Columbus, Montana 59019
Attn: Dave Shuck -Refinery Manager
Telephone No.: 406-322-8802
Facsimile No.: 406-322-5468
Email: dshuck@stillwatermining.com

With a copy to:

Stillwater Mining Company 1321 Discovery Drive Billings, Montana 59102
Attn: James Binando -SMC Marketing
Telephone No.: 406-373-8711
Facsimile No.: 406-373-8703
Email: jbinando@stillwatermining.com

22.    ENTIRE AGREEMENT
This Agreement represents the complete agreement between the Parties hereto and supersedes all prior or contemporaneous oral or written agreements of the Parties to the extent they relate in any way to the subject matter hereof.

23.    COUNTERPARTS
This Agreement may be executed by the Parties hereto in two or more counterparts, each of which when so executed and delivered shall be an original, and it shall not be necessary in making proof of this Agreement, as to any Party hereof, to produce or account for more than one such counterpart executed by such Party.
24.    WAIVER
The waiver of any breach of this Agreement by either Party hereto shall in no way constitute a waiver of any future breach, whether similar or dissimilar in nature.
25.    HEADINGS
The headings to all sections, subsections and exhibits shall not form a part of this Agreement or of its exhibits, but shall be regarded as having been used for the convenience of reference only.

26.    OTHER MINES
In the event that any mines other than the Mines become owned or operated by or on behalf of

MASTER GOODS AND SERVICES AGREEMENT - 19

SMC during the effectiveness of this Agreement, TM shall have the right of first refusal to refine the precious metal bearing output and, separately, to purchase the refined metal, each on the then-current terms of this Agreement.
IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers to be effective as of the Effective Date, regardless of the date signed.
JOHNSON MATTHEY INC.                STILLWATER MINING COMPANY

By:    /s/ Robert A. Bullen-Smith            By:     /s/ Michael J. McMullen
Name: Robert A. Bullen-Smith            Name:     Michael J. McMullen
Title:     General Manager Refining NA & Asia    Title: President and CEO

MASTER GOODS AND SERVICES AGREEMENT - 20

EXHIBIT A
SAMPLING PROCEDURES FOR SMC FILTER CAKE
The Filter Cake is delivered in closed drums, one lot comprising [***] pounds. Each packing unit is individually inspected for intact seals, and weighed precisely to 1g. Every lot is clearly defined (1) by a lot number of SMC and (2) by an 8-digit lot number of JM.
To generate representative samples the material has to be divided step by step, the particle size of the intermediate samples being in a reasonable ratio to the weight.
The material is charged to the SR40 rotary sampler and a one (1) kg quality sample is split out for final processing. Another one (l) kg sample is taken for backup.
This sample then is dried in a laboratory furnace for [***]. weight loss is calculated in % and recorded in the same sampling report.
The [***] sample [***] and [***] to achieve particle size below [***]. This is the quality sample for laboratory assay.
The samples of [***] for the assays are partitioned by a laboratory scale rotary sampler. It generates 8 equal samples which are tightly closed in plastic bags and enclosed by an outer bag, four of them being sealed with seals of both Parties. The outer bag is clearly signed with the important data like lot number and settlement weight.
The samples are distributed as follows:
2 sealed samples for SMC (one for assay, one for umpire)
2 sealed samples for JM (one for assay, one for umpire)
4 unsealed samples for internal use or being joined to main material
All figures needed for assay calculation are recorded to a report.
Net weight of lot received
[***]
Moisture of filter cake

MASTER GOODS AND SERVICES AGREEMENT - 21

EXHIBIT B
LIST OF APPROVED REPRESENTATIVES/UMPIRES
A.B. Knight International Ltd
Eccleston Grange Prescot Rd.
GB-WA 10 3BA St. Helens -Merseyside Great Britain

Inspectorate Griffith Ltd
2 Perry Road, Witham
Essex, CMS 3 TU
England, Great Britain

Le Doux & Company
359 Alfred Avenue
Teaneck, NJ 07666

MASTER GOODS AND SERVICES AGREEMENT - 22

EXHIBIT C
REFINING CHARGES EFFECTIVE JULY 1, 2014:
Refining Settlement Time

Metal	Concentration Range	Return	Charge	Year 1-3	Year 4-5
Palladium	[***]	[***]	[***]	[***]	[***]
Palladium	[***]	[***]	[***]	[***]	[***]
Palladium	[***]	[***]	[***]	[***]	[***]

Platinum	[***]	[***]	[***]	[***]	[***]
Platinum	[***]	[***]	[***]	[***]	[***]
Platinum	[***]	[***]	[***]	[***]	[***]

Rhodium	[***]	[***]	[***]	[***]	[***]

Gold	[***]	[***]	[***]	[***]	[***]

Silver	[***]	[***]	[***]	[***]	[***]

Lot Charges: US $[***] for each lot

MASTER GOODS AND SERVICES AGREEMENT - 23

EXHIBIT D
SPLITTING LIMITS
Should the difference between the results of the assays of both Parties be not more than:
For PI: [***]        relative;
For Pd: [***]        relative;
For Au: [***]        relative;
For Ag: [***]        relative;
For Rh: [***]        relative;

MASTER GOODS AND SERVICES AGREEMENT - 24

EXHIBIT E
Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information marked “[***]” in this Exhibit has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

PRECIOUS METALS SUPPLY AGREEMENT
Precious Metals Supply Agreement (this “Agreement”), effective July 1, 2014 (“Effective Date”), by and between STILLWATER MINING COMPANY, a corporation organized under the laws of the State of Delaware and having offices at 1321 Discovery Drive, Billings, MT 59102, (“Supplier”) and JOHNSON MATTHEY INC., a corporation organized under the laws of the State of Pennsylvania and having offices at 435 Devon Park Drive, Wayne, Pennsylvania 19087 (“Purchaser”). Each of Supplier and Purchaser shall be referred to individually as a “Party” and collectively as the “Parties.”
W I T N E S S E T H:
WHEREAS, Purchaser is Supplier's refiner for precious metal-bearing materials under a Master Goods and Services Agreement, effective as of the Effective Date (the “MGSA”), into which this Agreement has been incorporated and pursuant to which Purchaser outturns commercial grade Precious Metals (as that term is defined in Section 1.1) belonging to Supplier;
WHEREAS, Precious Metals outturned by Purchaser and belonging to Supplier originate from two sources: (1) primary mine output ("Mine Output"), and (2) secondary recycling feed ("Secondary Output");
WHEREAS, Supplier is a seller of Precious Metals and Purchaser requires supply of Precious Metals; and
WHEREAS, Purchaser desires to purchase Precious Metals from Supplier and Supplier desires to sell Precious Metals to Purchaser under the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements hereinafter set forth, Supplier and Purchaser, intending to be legally bound, hereby agree as follows:
27.    SUPPLY AND PURCHASE.

27.1.
Mine Output. During the Term (as that term is defined in Section 2.1), Supplier agrees to supply to Purchaser, and Purchaser agrees to purchase from Supplier, subject to the exceptions listed in Section 1.7 below and under the terms of this Agreement, one hundred percent (100%) of the refined platinum, palladium and

MASTER GOODS AND SERVICES AGREEMENT - 25

rhodium precious metals (individually and collectively, “Precious Metals”) originating from the Mine Output.
For the first consecutive twelve month period commencing on the Effective Date, the following shall apply to Precious Metals originating from the Mine Output:
Rhodium will be purchased at the [***]; provided that on any given trading day, absent agreement otherwise, Purchaser's purchases will be capped at[***] oz.
Platinum and Palladium can be priced one of two ways, provided the method shall be chosen prior to the commencement of the pricing period for such metal or the setting of the benchmark pricing* upon which the price to Purchaser is calculated:
1)    The [***] between [***] price and the [***] (for purposes of establishing the [***] calculation, both price settings must occur or else neither price setting for that day will be used), or
2)    On the [***] business day [***] the pricing period (the “pricing period” in this case being an agreed upon period for metal shipped or received at Purchaser’s facilities, not to exceed [***] calendar days), Purchaser will calculate a price that reflects the [***] for palladium sponge or platinum sponge, as applicable, against the [***]. The [***] will be determined by [***] in such sponge. Purchaser will [***]. [***] will be one of the [***] will be included in each pricing period’s [***].
For either method chosen, the following shall apply:
Supplier acknowledges that Purchaser will [***] being purchased [***] in the pricing period and will be deemed to have purchased an [***] platinum and/or palladium on [***] (a [***] being defined as a day in which an [***] and the [***] for platinum and/or palladium is published. As such, a pricing period cannot begin retroactively.
*Should the[***] or[***] for the relevant metal cease to exist, Purchaser and Supplier will work together in good faith to agree on a suitable transparent, market-determined pricing mechanism.

27.2.
Pricing Method Changes. The pricing methods specified in Section 1.1 above shall apply to the first twelve months of this Agreement (July 1, 2014 -June 30, 2015). For each twelve month period thereafter, the parties covenant to negotiate in good faith the pricing terms or mechanisms pursuant to which Purchaser shall purchase Supplier's Mine Output. The pricing or pricing mechanism for each such year shall be agreed no later than June 30 of the preceding year. For any year for which the parties have not agreed the pricing or pricing mechanisms, the pricing mechanism in section 1.1 will remain as the default pricing provision for that 12-month period. However, Supplier will have the option to be released from its obligation to sell 100% of its Mine Output to Purchaser for such year; provided that, for any such year or years in which the parties do not agree on pricing or pricing mechanisms, this Agreement shall not terminate and the refining charges under the MGSA shall be increased by [***] per troy oz of recovered Precious

MASTER GOODS AND SERVICES AGREEMENT - 26

Metals for the affected year(s). The parties acknowledge that this Agreement and the MGSA are related agreements and that Purchaser will lose part of the benefit of the overall bargain if Supplier is not obligated to sell 100% of its Mine Output to Purchaser and, therefore, the increase in refining fees is agreed to be liquidated damages and not a penalty.

27.3.	Secondary Output. During the Term, Supplier agrees to give Purchaser the opportunity to quote for all such Precious Metals (on an individual Precious Metal basis).

27.4.
Supplier's PGM Account. Purchaser and Supplier have established a metal account for Supplier under the MGSA. Supplier's metal account will be credited with Precious Metals outturned by Purchaser for Supplier under the MGSA. As and when Purchaser purchases Precious Metal from Supplier pursuant to this Agreement, Purchaser shall debit Supplier's metal account accordingly.

27.5.	Title. All right, title and interest in and to the Precious Metals sold hereunder shall pass to Purchaser upon the Purchaser's receipt of the Precious Metals in accordance with Section 4 below.

27.6.
Warranty. Supplier represents and warrants that it has good, valid and marketable title to the Precious Metals to be purchased by Purchaser and shall transfer to Purchaser such title free and clear of all mortgages, security interests, liens and other financial encumbrances of any kind.

27.7.
Exceptions. The Parties acknowledge and agree that Supplier will continue to supply Precious Metals to Tiffany & Co. for the duration of the Term. Accordingly, those quantities are permanently excluded from Supplier's obligation to offer for sale to Purchaser and Purchaser's obligation to purchase the affected quantities of Precious Metals.

28.    TERM AND TERMINATION.

28.1.	Term: Renewal Terms. This Agreement shall commence on the Effective Date and expire on June 30, 2019 (the “Term”).

28.2.
Breach. Each Party shall have the right to terminate this Agreement immediately upon written notice to the other Party if at any time such other Party (the “Defaulting Party”) commits a breach of any covenant or agreement in this Agreement and such Defaulting Party fails to cure said breach within ten (10) business days of being notified in writing of such breach by the non-defaulting Party.

28.3.
Insolvency. Each Party shall have the right to terminate this Agreement immediately upon written notice to the other Party if at any time such other Party (the “Defaulting Party”) goes into liquidation, a receiver or trustee is appointed

MASTER GOODS AND SERVICES AGREEMENT - 27

for its property or estate, or it makes an assignment for the benefit of creditors, and whether any of the aforesaid events be the outcome of the voluntary act, or otherwise.

28.4.
Unilateral Termination. Supplier has the right to unilaterally terminate this Agreement by providing not less than two (2) calendar quarters written notice. Upon such termination, the MGSA shall remain in full force and effect; provided that the refining charges in the MGSA shall be increased by [***] per troy oz of recovered PGM for the remaining term of the MGSA. The parties agree that such increase in refining fees is liquidated damages and not a penalty.

29.    SUPPLIER CUSTOMER METAL PROVISIONS.
Purchaser acknowledges that Supplier's suppliers of Secondary Output may from time to time decide not to sell their Precious Metal to Supplier either immediately or at all. For such circumstances, at Supplier's request, Purchaser shall establish an unallocated pool account under Supplier's name to hold Supplier's customer Precious Metal that is being held and not priced. Supplier shall be able to freely transfer metal to/from their metal account under the MGSA and this customer holding account at no charge to Supplier or its customer.
30.    PAYMENT AND DELIVERY TERMS.
For each purchased quantity, Supplier shall issue an invoice in US Dollars to Purchaser and payment of such invoice will be due to the Supplier no later than two (2) business days following the date the Precious Metal is debited from Supplier's metal account as specified in Section 1.4. Delivery is on the last business day of the calendar month and, except as otherwise agreed, the delivery point is loco Supplier's metal account under the MGSA. All invoice payments shall be made in US Dollars and payable to Supplier via wire transfer to the following account:
Wells Fargo Bank NA- Billings, Montana
[***] - Account Number
[***] - ABA Routing Number
[***] - Swift Code
31.    MARKET ANALYSIS AND MARKETING

31.1.
To the extent permitted by applicable law, Purchaser will regularly update Supplier on market information regarding global supply and demand characteristics for platinum, palladium and rhodium. Twice a year, Purchaser will make a market analysis presentation to Supplier's board of directors. While Purchaser will provide this information in good faith, Supplier acknowledges that Purchaser cannot guarantee the accuracy of the information provided or any results that Supplier may obtain in reliance upon it.

MASTER GOODS AND SERVICES AGREEMENT - 28

31.2.
For contract years in which Purchaser is purchasing 100% of Supplier's Mine Output, at Supplier's request, Purchaser will also discuss marketing strategies to increase market interest in Precious Metals and how Purchaser and Supplier can work together on marketing

32.    MISCELLANEOUS.

32.1.
Waiver. Any waiver by either Patty of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of either Party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and signed by the Party against whom enforcement is sought.

32.2.
Assignment. Neither Party shall assign or transfer this Agreement, in whole or in part, without the prior written consent of the other Party, except that either Party shall have the right to assign this Agreement, in whole or in part, to any Affiliate (as that term is hereinafter defined) thereof. For purposes of this Agreement, "Affiliate" means, with respect to a Party, any Entity directly or indirectly controlling (as hereinafter defined), controlled by or under common control with such Party. For purposes of this Agreement, (i) "Entity" means, other than a Party, any corporation, partnership, association, trust or other such organization and (ii) "controlling, controlled by, and control" mean, as appropriate, the power to direct or influence the management and policies, whether through the ownership of voting securities, by contract or otherwise.

32.3.	Successors. This Agreement shall be binding upon and inure solely to the benefit of Supplier and Purchaser, their successors and permitted assigns.

32.4.
Severability. If any term of this Agreement shall be found to be invalid, illegal or unenforceable, it is the intention of the Parties that the remainder of this Agreement shall not be affected thereby; provided that each Party's rights under this Agreement are not materially adversely affected. It is further the intention of the Parties that in lieu of each such provision which is invalid, illegal or unenforceable, there be substituted or added as part of this Agreement a provision which shall be as similar as possible in the economic and business objectives intended by the Parties as of the Effective Date to such invalid, illegal or unenforceable provision, but which shall be valid, legal and enforceable. In the event either Party's rights are materially adversely affected as a result of a change in this Agreement as contemplated by this Section 5.4, such Party may terminate this Agreement by notice in writing to the other Party.

32.5.	Force Majeure and Other Events. No failure, omission, or delay by either Party in the performance of such Party's obligations under this Agreement shall be deemed

MASTER GOODS AND SERVICES AGREEMENT - 29

a breach of this Agreement if such failure, omission or delay arises from any cause or causes beyond the reasonable control of such Party including, but not limited to, any of the following which, for the purpose of this Agreement, shall each be regarded as a “Force Majeure Event” and beyond the reasonable control of the Party in question:

•	Acts of God such as storms, floods, and earthquakes;

•	acts or omissions of any Government Authority;

•	compliance with requests, recommendations, rules, regulations or orders of any Governmental Authority;

•	fire;

•	accidents;

•	acts of the public enemy, terrorist attacks, or war;

•	quarantine restrictions;

•	strikes; lockout disputes or other labor disputes; or

•	transportation embargoes, or failures or delays in transportation.

For purposes of this Agreement, "Governmental Authority" means any governmental department, commission, board, bureau, agency, court or other instrumentality of any supranational organization of sovereign states, country, state, province, territory, commonwealth, municipality or other political subdivision thereof.

32.6.
Notices. All notices and reports required under, and other communications with respect to, this Agreement shall be in writing and given or sent to the Party to be notified at its respective address set forth in the preamble to this Agreement either personally and thereby deemed to be given on that day, or by facsimile transmission and thereby deemed to be given on the day following or by registered letter and thereby deemed to be given on the third day following the day of posting.

32.7.
Applicable Laws. Each of the Parties agrees to comply with all laws, statutes, regulations and ordinances of any Governmental Authority having jurisdiction over or related to any Precious Metal and/or other subject matter of this Agreement with respect to the exercise or performance by such Party of its rights and obligations, respectively, hereunder.

32.8.
Relationship of the Parties. During the Term, Supplier and Purchaser shall act as independent contractors and nothing herein shall be construed so as to constitute Supplier or Purchaser as being a partner, joint venturer, agent or representative of the other for any purpose whatsoever. Neither Supplier nor Purchaser shall engage in any conduct which might create the impression or inference that the other Party is a partner, joint venture, agent or representative thereof. Each of Supplier and Purchaser shall be solely responsible for the discharge of its respective obligations and liabilities to third parties and shall have no right to

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indemnity or contribution from the other Party in respect therefor except insofar as expressly provided in Section 6.9 of this Agreement.

32.9.	Indemnification.
32.9.1.    Obligations of Purchaser. Without prejudice to any other right or remedy Supplier may have under this Agreement or otherwise, Purchaser shall indemnify, defend and hold harmless Supplier, its Affiliates and their respective directors, officers, employees and agents (individually, a “Supplier Indemnitee”) from and against all damages, losses, liabilities, costs, expenses, claims, demands, suits, penalties, judgments and administrative or judicial orders, including reasonable attorneys’ fees and expenses, (“Claims”) incurred, assessed or sustained by or against any such Supplier Indemnitee with respect to, resulting from or arising out of:
(1)    any negligence or willful misconduct of Purchaser in the performance of this Agreement; or
(2)    any breach by Purchaser of its obligations under this Agreement.
32.9.2.    Obligations of Supplier. Without prejudice to any other right or remedy Purchaser may have under this Agreement or otherwise, Supplier shall indemnify, defend and hold harmless Purchaser, its Affiliates and their respective directors, officers, employees and agents (individually, a "Purchaser Indemnitee") from and against all Claims incurred, assessed or sustained by or against any such Purchaser Indemnitee with respect to, resulting from or arising out of:
(1)    any negligence or willful misconduct of Supplier in the performance of this Agreement; or
(2)    any breach by Supplier of its obligations, representations or warranties under this Agreement.
32.9.3.    Each Party's obligation to indemnify under this Section 5.9 shall be reduced proportionately to the extent that the negligence or willful misconduct of the other Party or its Affiliates and their respective directors, officers, employees or agents has contributed to the Claims.
32.9.4.    LIMITATION. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY GENERAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR LIKE DAMAGES, HOWSOEVER NAMED, INCLUDING, WITHOUT LIMITATION, ANY LOST PROFITS OF SUCH OTHER PARTY.
32.9.5.    Notification. Each of Supplier and Purchaser shall provide notice in writing to the other Party promptly upon such notifying Party's knowledge of the institution of any and all claims, suits, actions, and proceedings referred to in Section

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6.9.1 and Section 6.9.2, respectively, giving due regard to any required deadline for answering or otherwise responding to the claim, suit, action, or proceeding in question. Neither Party shall settle any claim, suit, action, or proceeding on behalf of the other Party without first consulting with such Party and obtaining its consent, which shall not be unreasonably withheld or delayed.
32.9.6.    Survival. This Section 6.9 shall survive termination of this Agreement for that period of time ending concurrently with the date on which the statute of limitations for contractual obligations under the governing law of this Agreement expires.

32.10.
Confidentiality. The Parties acknowledge that this Agreement and the terms and conditions herein shall be treated as confidential information and shall not be divulged, in whole or in part, to any third party, including Affiliates, without the prior approval of the other Party and neither Party will make use of such confidential information other than in relation to the performance of its obligations hereunder, provided however, such confidentiality obligations shall not be construed to prevent disclosure where legally required or to prevent the use of such information to enforce a Party's rights under this Agreement.

32.11.
Taxes. Each Party shall be responsible for (and remit as prescribed by the laws of any duly constituted taxing authority with jurisdiction) any sales, use, value added, goods and services, transfer or similar taxes, or any surcharges or escheat requirements (collectively, the “Taxes”) imposed upon that Party by the laws of such jurisdiction in effect at the time Precious Metals are provided. For jurisdictions where the Taxes are imposed by statute upon Purchaser, without statutory provision for recovery from Supplier, Purchaser shall bear the Taxes in full and without reimbursement. For jurisdictions where the Taxes are imposed by statute upon Supplier and for which Supplier has a responsibility to collect and remit, Supplier shall separately itemize the Taxes on each invoice for which the Taxes are applicable. When applicable, Purchaser shall timely provide Supplier with the required documentation to exempt the Precious Metals from the Taxes or to evidence Purchaser's authority to remit the Taxes directly. Supplier will rely on such good faith documentation and therefore will not be responsible for such Taxes.

32.12.
Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and hereby supersedes all prior discussions, negotiations and agreements, whether oral or written, between them with respect to the same. No term, condition or other provision set forth in any purchase order, order acknowledgment or the like shall supersede any term, condition or other provision of this Agreement and, with respect to any inconsistency or ambiguity created thereby, this Agreement shall control.

32.13.
Amendment. This Agreement may not be amended except in writing, signed by authorized representatives of both Supplier and Purchaser, which writing shall include an affirmative statement that this Agreement is being amended thereby.

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32.14.
Headings. The headings contained in this Agreement are for convenience of reference only, are not considered a part of this Agreement, and shall in no way affect or alter the meaning or effect of any of the provisions of this Agreement.

32.15.
Counterparts. This Agreement may be executed simultaneously in one (1) or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. Facsimile signatures and PDF files containing signatures shall be considered original for all purposes.

32.16.
Governing Law. This Agreement shall be construed and the rights and obligations of the Pal1ies determined, in accordance with the laws of the State of New York, USA, without giving effect to its conflicts of law rules or principles.

ACCEPTED AND AGREED:

JOHNSON MATHEY INC.                STILLWATER MINING COMPANY

By:    /s/ Timothy Murray            By:     /s/ Michael J. McMullen
Name: Timothy Murray            Name:     Michael J. McMullen
Title:     General Manager, PMM N.A         Title: President and CEO

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